Exhibit 10.6

HCBF Holding Company, Inc.

INCENTIVE AGREEMENT

THIS INCENTIVE AGREEMENT (“Agreement”) is made as of the __________ of ________, ____, by and between HCBF Holding Company, Inc. (the “Corporation”), and _______________ (the “Participant”).

1.           Grant Under 2010 Stock Incentive Plan. This award is granted pursuant to and is governed by the 2010 Stock Incentive Plan of the Corporation (“Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this award pursuant to the Plan shall be governed by the Plan as it exists on the Date of Grant. In the event any issue is not addressed by this Agreement, the provisions of the Plan shall govern. All of the terms of the Plan are hereby incorporated by reference. Any capitalized terms not defined in this Agreement shall have the meaning ascribed thereto in the Plan or in the Participant’s written Employment Agreement with the Corporation.

2.           Award.

(a)	Date of Grant:

(b)	Type of Award:

(c)	Total Number of Shares Granted:

(d)	Exercise Price:

(e)	Term/Expiration Date:

3.           Vesting. Subject to the acceleration provisions in the Plan, the option granted under this Agreement shall vest and become exercisable in four (4) equal installments of ______________________________ (________) shares each, with the first installment to vest upon the first annual anniversary of the Date of Grant, and the subsequent installments to vest annually over the subsequent three (3) years upon each subsequent annual anniversary of the Date of Grant, respectively, provided that the Participant is still employed by the Corporation or one of its subsidiaries on each such vesting date. Vested options may be exercised up to and including the date which is ten (10) years from the Date of Grant, or such earlier time as provided in the Plan.

4.           Partial Exercise. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Participant in accordance with the terms hereof.

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5.           Payment of Price. The option price is payable (i) in cash; (ii) by check payable to the order of the Corporation in the amount of such purchase price; (iii) by delivery to the Corporation of Common Stock having a Fair Market Value equal to such purchase price, provided that such Common Stock has been owned by the Participant for such period as the Committee may determine; or (iv) by any combination of the methods of payment described in (i) through (iii) above or prescribed in the Plan.

6.           Agreement to Purchase for Investment. By acceptance of this option, the Participant agrees that a purchase of shares under this option will be made with investment intent and not with a view to their distribution, as that term is used in the Securities Act of 1933, as amended (the “Act”), unless in the opinion of counsel to the Corporation such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act, or a registration statement is in effect pursuant to the Act with respect to such shares, and the Participant agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Act.

7.           Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Corporation. Such notice shall state the election to exercise an option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option.

8.           No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Participant to exercise the option.

9.           Termination of Participant. In the event the Participant terminates his employment for Good Reason in accordance with Section 8(B) of his Employment Agreement or the Bank Group terminates the Participant’s employment without Cause (other than non-renewal of the Employment Period under Section 2 thereof), any unvested options to purchase shares of the Common Stock shall vest in full upon such termination. In the event the Participant is terminated by the Bank Group for Cause in accordance with Section 8(E) of his Employment Agreement, all vested and unvested options to purchase shares of the Common Stock shall be forfeited upon such termination. In the event the Participant’s employment is terminated for any other reason, all unvested options to purchase shares of the Common Stock shall be forfeited upon such termination. Except as otherwise provided in this Section 9, all of the vested but unexercised portion of such option (if any) shall lapse in accordance with the terms of the Plan.

10.         Reservation of Common Stock. The Corporation will at all times reserve and keep available for issuance upon the exercise of this Agreement such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full hereof, and upon such issuance such shares of Common Stock will be validly issued, fully paid, and nonassessable.

11.         No Shareholder Rights or Obligation. Unless otherwise stated in the Plan, this Agreement will not entitle the Participant (or subsequent permitted holder of this Agreement) hereof to any voting rights or other rights as a shareholder of the Corporation. No provision of

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this Agreement will give rise to any obligation of the Participant for the exercise price of Common Stock acquirable by exercise hereof or as a shareholder of the Corporation.

12.         Amendments. Except as expressly contemplated by the Plan, the provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

13.         Restrictions on Transferability. No Award under the Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. The Award shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. No right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant or any beneficiary hereunder shall become subject to a bankruptcy proceeding or attempt to anticipate, alienate, assign, pledge, sell, encumber or charge any right or benefit hereunder, then such right or benefit shall in the discretion of the Committee cease. Such Awards shall thereupon become null and void.

14.         Repurchase of Participant’s Shares.

(a)          Upon the termination for any reason of the Participant’s employment with the Corporation and its subsidiaries, the Corporation or its designee shall have the right, but not the obligation, at any time within ninety (90) days after the date of termination, to purchase all or any portion of the shares of Common Stock of the Corporation issued upon the exercise of this option (the “Participant Stock”) held by the Participant and/or his or her permitted transferees, including any personal representative and/or guardian appointed due to death or a determination of disability (collectively the “Permitted Transferees”), at a price equal to the Fair Market Value of such Participant Stock determined as of the date of such termination. To the extent the Corporation exercises its right to so purchase any such Participant Stock, such Participant or Permitted Transferee, as the case may be, shall be obligated to sell such Participant Stock to the Corporation. For purposes of this Agreement, “Fair Market Value” shall mean the fair market value of Participant Stock as of the date of termination, determined in good faith by the Board in its sole discretion, based on the proportionate interest in the value of the Corporation as an ongoing enterprise represented by such Participant Stock.

(b)          The Corporation shall exercise any election or right to purchase Participant Stock pursuant to this Section 14 by delivery to Participant and, to the extent that the addresses of any Permitted Transferees have been provided to the Corporation for notices, any such Permitted Transferees, within ninety (90) days after the termination of such Participant’s employment, a written notice (the “Repurchase Notice”) specifying the number of shares of Participant Stock to be purchased and the applicable purchase price therefor. The closing of any purchase of Participant Stock pursuant to this Section 14 shall take place at the principal executive offices of the Corporation not later than one-hundred-eighty (180) days following receipt of the Repurchase Notice by Participant and, if applicable, any such transferees. The Corporation shall give the Participant and (to the extent that any such transferees have provided

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to the Corporation addresses for notices) such transferees at least ten (10) days’ written notice of the date of closing. Each seller of Participant Stock pursuant to this Section 14 shall make customary representations and warranties regarding such seller’s good title to, and the absence of liens, encumbrances and restrictions on the sale of, such Participant Stock, but shall not be required to make any representations or warranties with respect to the business of the Corporation. The Corporation may assign any or all of its rights to purchase Participant Stock pursuant to this Section 14 to any person or entity designated by the Board, provided that neither the Corporation nor any purchaser shall be permitted to purchase the Participant Stock to the extent such purchase would: (i) result in any person and any affiliate of such person (considered as if they were a single entity) (A) having more than 24.99% of any class of voting securities of the Corporation (assuming conversion of Voting Common Stock to Non-Voting Common Stock in accordance with Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation, as the same may be amended from time to time), (B) contributing more than 24.99% of the capital of the Corporation, or (C) having more than 24.99% of the capital of the Corporation, determined in the case of clauses (A), (B) and (C), in accordance with the rules and regulations of the Office of Thrift Supervision or any regulatory agency successor thereto; or (ii) violate any other legal, regulatory or contractual provisions. The Corporation or its assignee will pay cash for any Participant Stock to be purchased pursuant to this Section 14, payable, at the Corporation’s election, by delivery of a check or wire transfer of immediately available funds.

15.         Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

16.         Binding Effect. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns, whether so expressed or not.

17.         Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the party giving such notice) hand delivered by messenger or overnight courier service, transmitted by fax, or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to the Participant, at the address shown below after the signatures, or at the last address for Participant shown on the records of the Corporation.

If to the Corporation:

Michael J. Brown, Sr.

Harbor Community Bank

200 S. Indian River Dr.

Fort Pierce, FL 34950

Fax: (772) 489-9561

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or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by messenger or overnight courier service; (b) on the date of confirmation of receipt if by fax; and (c) either upon the date of receipt or refusal of delivery, if mailed.

18.         Survival. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

19.         Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida. Each party consents to the jurisdiction of such Florida court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such Florida court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

20.         Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to principles of conflicts of laws.

21.         Provision of Documentation to Participant. By signing this Agreement, the Participant acknowledges receipt of a copy of this Agreement and a copy of the Plan.

22.         Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan represent the entire understanding between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

23.         Severability. If any part of this Agreement or any other Agreement entered into pursuant to this Agreement is contrary to, prohibited by, or deemed invalid under, applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement shall not be invalidated thereby and shall be given full force and effect so far as possible.

24.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding on a party so confirming.

25.         JURY WAIVER. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT, OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, WHETHER

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SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS AGREEMENT OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THE TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE TERMS OF THIS SECTION.

IN WITNESS WHEREOF, the Corporation and the Participant have caused this Agreement to be duly executed.

HCBF HOLDING COMPANY, INC.

By:
Michael J. Brown, Sr.
Title: Chairman

PARTICIPANT

Print Name:	(A)
Address:

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